                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
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                 by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                              STEINWAY MUSICAL INSTRUMENTS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction
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/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which
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

                       STEINWAY MUSICAL INSTRUMENTS, INC.
                                800 SOUTH STREET
                                   SUITE 305
                          WALTHAM, MASSACHUSETTS 02453
                                 (781) 894-9770

                                                                   April 6, 2001

Dear Stockholder:

    Our Annual Meeting of Stockholders will be held on Friday, May 4, 2001, at 10:00 a.m., at the Double Tree Guest Suites, 550 Winter Street, Waltham, Massachusetts 02451. We urge you to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key personnel responsible for management of your Company and to cover any questions you may have.

    The formal Notice of Meeting, the Proxy Statement and the proxy card are enclosed. A copy of the Annual Report to Stockholders describing the Company's operations during the year ended December 31, 2000 is also enclosed.

    Messrs. Kirkland and Messina, who own 100% of the Class A Common Stock, have advised the Company that they intend to vote their shares of Class A Common Stock consistent with the recommendations of the Board of Directors set forth in the attached Proxy Statement. The Class A Common Stock presently represents 85% of the combined voting power of the Class A Common Stock and the Ordinary Common Stock. Therefore, stockholder approval in accordance with the Board of Directors' recommendations is assured.

    We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

    If you have shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each of the proxy cards you receive so that all of your shares may be voted. We look forward to meeting you at the Annual Meeting.

                                          Very truly yours,

                                          /s/ Dana D. Messina

                                          Dana D. Messina
                                          CHIEF EXECUTIVE OFFICER

                       STEINWAY MUSICAL INSTRUMENTS, INC.
                                800 SOUTH STREET
                                   SUITE 305
                          WALTHAM, MASSACHUSETTS 02453
                                 (781) 894-9770

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 2001

                            ------------------------

    The Annual Meeting of Steinway Musical Instruments, Inc. (the "Company") will be held on May 4, 2001 at 10:00 a.m. at the Double Tree Guest Suites, 550 Winter Street, Waltham, Massachusetts 02451, for the following purposes:

1. To elect six (6) directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2001; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on March 28, 2001 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are urged to attend the meeting in person or by proxy.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PREPAID RETURN ENVELOPE. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Dennis M. Hanson

                                          Dennis M. Hanson
                                          SECRETARY

Waltham, Massachusetts
April 6, 2001

                       STEINWAY MUSICAL INSTRUMENTS, INC.

                                ----------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

SOLICITATION AND REVOCATION OF PROXIES

    The enclosed proxy is solicited by and on behalf of the Board of Directors of Steinway Musical Instruments, Inc. (the "Company") for use in connection with the Annual Meeting of Stockholders to be held on the 4th day of May, 2001 at 10:00 a.m. (the "Annual Meeting") and at any and all adjournments thereof.

    The persons named as proxies were designated by the Board of Directors and are officers and/or directors of the Company. Any proxy may be revoked or superseded by executing a proxy bearing a later date or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. All proxies which are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR the election of the director nominees listed below and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company.

    This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about April 6, 2001. The entire cost of the solicitation of proxies will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their reasonable expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company's common stock. It is contemplated that this solicitation will be primarily by mail. In addition, some of the officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile or email.

    Messrs. Kirkland and Messina have advised the Company that they intend to vote all of their shares of Class A Common Stock in favor of the election of the six nominees recommended by the Board of Directors and the appointment of Deloitte & Touche LLP to serve as the Company's independent auditors to audit the Company's financial statements for 2001. Such action by Messrs. Kirkland and Messina is sufficient to elect such directors and to appoint the independent auditors without any action on the part of any other holder of common stock.

VOTING AT THE MEETING

    Only stockholders of record at the close of business on March 28, 2001 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes two classes of common stock, designated as Ordinary Common Stock and Class A Common Stock. Each share of Ordinary Common Stock and Class A Common Stock entitles the record holder to one vote and 98 votes, respectively, on any action to be taken at the Annual Meeting, unless Delaware law provides otherwise. As of January 31, 2001, there were 8,453,547 and 477,953 shares of Ordinary Common Stock and Class A Common Stock, respectively, outstanding. As of that date, all shares of Class A Common Stock were owned by Kyle R. Kirkland and Dana D. Messina, Chairman of the Board and Chief Executive Officer of the Company, respectively, representing 85% of the combined voting power of the Class A Common Stock and Ordinary Common Stock. Neither the holders of the Ordinary Common Stock nor the holders of Class A Common Stock have cumulative voting rights.

    The stockholders of the Company have no dissenters or appraisal rights in connection with any of the items scheduled to be presented to the stockholders at the Annual Meeting.

VOTE REQUIRED

    The election of director nominees requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Under Delaware law, the Certificate of Incorporation and the Company's bylaws, shares as to which a stockholder abstains or withholds from voting on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") on the election of directors will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

    Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 2001 fiscal year requires the affirmative vote of the holders of at least a majority of the aggregate votes cast at the meeting. Under Delaware law, the Certificate of Incorporation and the Company's bylaws, shares as to which a stockholder abstains or withholds from voting on the ratification of independent public accountants and broker non-votes have the same effect as a vote against such ratification.

                             ELECTION OF DIRECTORS

    The Certificate of Incorporation fixes the number of directors at not less than three and not more than nine, with the exact number to be set by resolution of the Board of Directors. Except as set forth below, persons named as proxies may not vote for the election of any person to the office of director for which a bona fide nominee is not named in the Proxy Statement. All nominees have consented to serve as directors for the ensuing year and have previously served as directors of the Company. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed proxy will vote for any substitute nominee designated by the Board of Directors.

INFORMATION REGARDING THE NOMINEES

    Set forth below are the names, ages, positions and offices held and a brief account of the business experience for each of the persons to be nominated as a director by the Board of Directors at the Annual Meeting.

               NOMINEES FOR DIRECTORS FOR TERMS EXPIRING IN 2002

    KYLE R. KIRKLAND, CHAIRMAN OF THE BOARD AND DIRECTOR (AGE
38). Mr. Kirkland has served as a director of the Company since 1993 and as Chairman of the Board since 1996. Mr. Kirkland has been a principal of Kirkland Messina, LLC since 1994. From 1991 to 1994, Mr. Kirkland was a Senior Vice President of a Los Angeles-based investment bank where he was responsible for its private placement financing activities. From 1990 to 1991, Mr. Kirkland was employed by Canyon Partners as a Vice President. From 1988 to 1990, he was employed by Drexel Burnham Lambert in its High Yield Bond Department.

    DANA D. MESSINA, CHIEF EXECUTIVE OFFICER AND DIRECTOR (AGE
39). Mr. Messina has served as a director of the Company since 1993 and as Chief Executive Officer since 1996. Mr. Messina has been a principal of Kirkland Messina, LLC since 1994. From 1990 to 1994, Mr. Messina was a Senior Vice President of a Los Angeles-based investment bank where he was responsible for all of its corporate finance and merchant banking activities. From 1987 to 1990, he was employed at Drexel Burnham Lambert in its High Yield Bond Department.

    THOMAS T. BURZYCKI, PRESIDENT-SELMER AND DIRECTOR (AGE 57). Mr. Burzycki has served as a director of the Company since 1993. Mr. Burzycki has served as President of The Selmer Company, Inc. ("Selmer"), a wholly-owned subsidiary of the Company, since 1990. From 1978 to 1990, Mr. Burzycki held various financial and operational positions with United Musical Instruments, including President from 1985 to 1990. He has served on numerous industry and music education committees.

    BRUCE A. STEVENS, PRESIDENT-STEINWAY AND DIRECTOR (AGE 58). Mr. Stevens has served as a director of the Company since 1995. Mr. Stevens has served as President of Steinway & Sons ("Steinway"), an indirect wholly-owned subsidiary of the Company, since 1985 when Steinway was acquired from Columbia Broadcasting System television network. Prior to that, he was employed by the Polaroid Corporation for 18 years, where he held various positions including Director of Marketing for all of Polaroid's international business. He has served on numerous industry and music education committees.

    A. CLINTON ALLEN, DIRECTOR (AGE 57). Mr. Allen has served as a director of the Company since August 1999. Mr. Allen is Chairman and Chief Executive Officer of A.C. Allen and Company, an investment banking consulting firm. He also serves on the board of directors of Psychemedics Corporation, Inc., The DeWolfe Companies, Swiss Army Brands Inc., Response U.S.A. Inc., Diversified Corporate Resources, Inc., and Legal Club of America, Inc. Mr. Allen provided the original financing for Blockbuster Entertainment Corporation, was its founding director and served on the board until the company was acquired by Viacom/Paramount in September of 1994.

    PETER MCMILLAN, DIRECTOR (AGE 43). Mr. McMillan has served as a director of the Company since 1996. Currently, Mr. McMillan is the Managing Partner of Willow Brook Capital Group, LLC ("WBCG"), an asset management company based in Los Angeles, CA. Prior to forming WBCG he served as Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., a wholly owned subsidiary of American International Group, Inc. As Chief Investment Officer, Mr. McMillan had overall investment management responsibility for the major asset classes in SunAmerica's portfolio, including government securities, mortgage-backed securities, public and private bonds, and commercial and residential mortgages. Mr. McMillan joined SunAmerican Investments, Inc. in 1989 after managing the fixed-income portfolio for Aetna Life Insurance and Annuity Company.

    Each director of the Company is elected for a period of one year and serves until his successor is duly elected and qualified. For information regarding the beneficial ownership of Ordinary Common Stock and Class A Common Stock by each nominee, see "Principal Stockholders."

MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors took action on six separate occasions during 2000. In addition to actions of the full Board, directors also took action through Board committees. The Board of Directors has standing Audit, Compensation and Option Committees. The Board of Directors does not have a standing Nominations Committee. None of the members of the Board of Directors participated in less than 75% of the meetings of the Board of Directors held or of the total number of meetings held by all committees of the Board of Directors on which various members served during the year ended December 31, 2000. The current members of each of the Board of Directors' committees are listed below.

THE AUDIT COMMITTEE

    The current members of the Audit Committee are Messrs. Allen and McMillan. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached as Appendix A to this Proxy Statement. The Audit Committee met four times during 2000.

THE COMPENSATION COMMITTEE

    The current members of the Compensation Committee are Messrs. Kirkland, Messina and Allen. The Compensation Committee sets the compensation for the executive officers of the Company and administers the Company's compensation programs. The Compensation Committee took action three times during 2000.

THE OPTION COMMITTEE

    The current members of the Option Committee are Messrs. Kirkland, Messina, McMillan and Allen. The Option Committee was formed prior to the Company's initial public offering of shares of Ordinary Common Stock, which occurred on August 1, 1996 (the "IPO"), to administer the Steinway Musical
Instruments, Inc. 1996 Stock Plan (the "Stock Plan") and the Steinway Musical Instruments, Inc. 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The Option Committee took action twice during 2000.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION
                      OF EACH OF THE NOMINEES NAMED ABOVE.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND SIGNIFICANT EMPLOYEES OF THE COMPANY

    Set forth below are the names, ages, positions and offices held and a brief account of the business experience for each executive officer, division president and director of the Company.

NAME                                  AGE                   POSITION
----                                --------                --------
Kyle R. Kirkland..................     38      Chairman of the Board and Director

Dana D. Messina...................     39      Chief Executive Officer and
                                               Director

Dennis M. Hanson..................     46      Sr. Executive Vice President

Thomas T. Burzycki................     57      President-Selmer and Director

Bruce A. Stevens..................     58      President-Steinway and Director

Robert W. Palmer..................     49      President-United Musical
                                               Instruments

Michael R. Vickrey................     58      Executive Vice President

Thomas Kurrer.....................     52      Managing Director,
                                               Steinway-Germany

A. Clinton Allen..................     57      Director

Peter McMillan....................     43      Director

    For biographical information concerning Kyle R. Kirkland, Dana D. Messina, Thomas T. Burzycki, Bruce A. Stevens, A. Clinton Allen, and Peter McMillan, see "Nominees for Directors for Terms Expiring in 2002."

    DENNIS M. HANSON, SR. EXECUTIVE VICE PRESIDENT. Mr. Hanson serves as the Company's Chief Financial Officer, General Counsel and Secretary. Mr. Hanson started his career in public accounting at Haskins and Sells in 1976. In 1980, he joined Computervision Corporation, where he held various financial positions including Vice President of Audit. He joined Steinway in 1988 as Vice President Finance and assumed duties as General Counsel in 1993.

    ROBERT W. PALMER, PRESIDENT-UNITED MUSICAL INSTRUMENTS. Mr. Palmer has served as President of United Musical Instruments ("UMI"), an indirect wholly-owned subsidiary of the Company, since 1990. Prior to his association with UMI, Mr. Palmer was employed with the international accounting firm Coopers and Lybrand for twelve years, where he last served as General Practice Manager. Mr. Palmer is currently Vice President of the International Band and Orchestral Products Association and has served on local boards of education and music education support groups.

    MICHAEL R. VICKREY, EXECUTIVE VICE PRESIDENT. Mr. Vickrey has been employed by Selmer since 1970. He has held the positions of Controller, Accounting Manager, Cost Accounting Manager and Regional Credit Manager. Prior to joining Selmer, Mr. Vickrey spent seven years in the banking industry, specializing in commercial finance.

    THOMAS KURRER, MANAGING DIRECTOR, STEINWAY-GERMANY. Mr. Kurrer joined Steinway in 1989 as Managing Director of the Hamburg facility. Mr. Kurrer was employed by the German-American Chamber of Commerce in New York from 1976 to 1978. Between 1978 and 1989, he held various positions of increasing responsibility with the Otto Wolff-Group, a conglomerate of steel and machinery equipment companies. Mr. Kurrer's last position with the Otto Wolff-Group was Managing Director of Wirth GmbH.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth the annual compensation paid and accrued by the Company for services rendered during the fiscal years ended December 31, 2000, 1999 and 1998 to (i) the Company's Chairman of the Board and the Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company and the Managing Director of Steinway-Germany serving at the end of the last completed fiscal year (each a "Named Executive Officer").

                         SUMMARY COMPENSATION TABLE(1)

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                 ANNUAL COMPENSATION             ------------
                                        --------------------------------------    SECURITIES
                              FISCAL                              OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR      SALARY     BONUS         COMPENSATION    OPTIONS(#)    COMPENSATION(6)
---------------------------  --------   --------   --------       ------------   ------------   ---------------
Kyle R. Kirkland.........      2000     $250,000   $200,000(5)         --            9,000          $25,314
  Chairman of the Board        1999     $229,615         --            --               --          $ 8,400
                               1998           --         --           (2)               --               --

Dana D. Messina..........      2000     $250,000   $600,000(5)         --            9,000          $25,314
  Chief Executive Officer..    1999     $229,615         --            --               --          $ 8,400
                               1998           --         --           (2)               --               --

Dennis M. Hanson.........      2000     $274,100   $243,000(5)         --            7,500          $37,559
  Senior Executive Vice        1999     $222,300   $177,000            --            5,000          $ 9,780
  President                    1998     $211,000   $165,500            --               --          $ 9,420

Thomas T. Burzycki.......      2000     $268,000   $252,500(3)(5)      --               --               --
  President-Selmer             1999     $268,000   $180,000            --               --               --
                               1998     $268,000   $285,000            --               --               --

Bruce A. Stevens.........      2000     $422,625   $206,000            --            9,000          $85,728
  President-Steinway           1999     $404,425   $190,080            --               --          $15,083
                               1998     $387,000   $193,500            --               --          $14,977

Michael R. Vickrey.......      2000     $175,000   $160,500(3)(5)      --               --               --
  Executive Vice               1999     $100,000   $180,000            --               --               --
  President                    1998     $100,000   $190,000            --               --               --

Thomas Kurrer(4).........      2000     $201,956   $ 77,677            --            4,500               --
  Managing Director,           1999     $228,390   $ 51,717            --               --               --
  Steinway-Germany             1998     $238,408   $ 72,118            --               --               --

------------------------

(1) The table does not include the cost for personal benefits made available by the Company. However, no executive officer named in the Summary Compensation Table received such compensation in excess of the lesser of $50,000 or 10% of such officer's cash compensation, nor did all executive officers together receive such other compensation in excess of the lesser of $50,000 times the number of such executive officers or 10% of such officers' aggregate cash compensation.

(2) Prior to 1999 Messrs. Kirkland and Messina received compensation pursuant to services agreements among themselves, the Company and Kirkland Messina, LLC which allowed for a payment of $200,000 for each of Messrs. Kirkland and Messina. Effective Jan. 1, 1999 these agreements were supplanted with employment agreements between each of Messrs. Kirkland and Messina and the Company. See "Employment Contracts" below.

(3) Amount includes an estimate for annual performance bonus. Final approval by the Compensation Committee and disbursement has not yet been completed as of the date of this statement.

(4) Mr. Kurrer's compensation information contained in this statement has been converted from Deutsche marks to U.S. dollars based upon average foreign exchange rates for the years presented.

(5) Amount shown includes separate bonus related to the United Musical Instruments Holdings, Inc. acquisition. See the "Report of the Compensation Committee on Executive Compensation" below.

(6) The Company provides the Named Executive Officers with certain health, medical and other non-cash benefits generally available to all salaried employees and not included in "Other Compensation" pursuant to SEC rules. The table below presents the components of "Other Compensation" for 2000, which represent (a) the value of Company contributions to one of its 401(k) plans, (b) the value of Company contributions into the supplemental executive retirement plan (SERP) on behalf of the Named Executive Officers,
    (c) the value of premiums paid by the Company on group term life insurance, and (d) in the case of Mr. Stevens the economic benefit received under the terms of a Split Dollar Life Insurance Policy provided by the Company.

                                                                  GROUP
                                       COMPANY CONTRIBUTIONS    TERM LIFE   SPLIT DOLLAR
                                      -----------------------   INSURANCE       LIFE
                                      401(K) PLAN     SERP       PREMIUM     INSURANCE
                                      -----------   ---------   ---------   ------------
Kyle R. Kirkland....................    $8,925       $16,389         --            --
Dana D. Messina.....................    $8,925       $16,389         --            --
Bruce A. Stevens....................    $8,925       $69,991     $4,500        $2,312
Dennis M. Hanson....................    $8,925       $26,555     $2,079            --

OPTION GRANTS IN 2000

    The following table provides information related to options to purchase the Company's Ordinary Common Stock granted to the Named Executive Officers during the year ended December 31, 2000 and the number and value of such options held as of the end of such year.

                                                                INDIVIDUAL GRANTS
                                     -----------------------------------------------------------------------
                                       NUMBER OF
                                      SECURITIES     PERCENT OF TOTAL   EXERCISE
                                      UNDERLYING     OPTIONS GRANTED     OR BASE                    GRANT
                                        OPTIONS      TO EMPLOYEES IN      PRICE     EXPIRATION      DATE
NAME                                 GRANTED(#)(1)     FISCAL YEAR      ($/SHARE)      DATE      VALUE(2)($)
----                                 -------------   ----------------   ---------   ----------   -----------
Dana D. Messina....................      9,000              7.50%        $18.84     3/16/2010      $68,738
Kyle R. Kirkland...................      9,000              7.50%        $18.84     3/16/2010      $68,738
Dennis M. Hanson...................      7,500              6.25%        $18.84     3/16/2010      $57,252
Bruce A. Stevens...................      9,000              7.50%        $18.84     3/16/2010      $68,738
Thomas Kurrer......................      4,500              3.75%        $18.84     3/16/2010      $34,369

------------------------

(1) Each option reflected in this column was granted under the Stock Plan and becomes exercisable for 20% of the total grant on each anniversary of March 16, 2000 subject to acceleration upon the occurrence of certain events as described in the Stock Plan.

(2) The fair value of options on their grant date was $7.64 per option, which is measured using the Black/ Scholes option pricing model. Key assumptions used to apply this pricing model in 2000 are as follows: (a) risk-free interest rate of 6.41%; (b) expected life of option grants of six years;
    (c) expected volatility of Ordinary Common Stock of 26.0%.

AGGREGATED OPTION EXERCISES IN 2000 AND YEAR END OPTION VALUES

    There were no options exercised by the Named Executive Officers during 2000. The following table provides information related to the number of options held by the Named Executive Officers as of the year ended December 31, 2000. The fair market value of the options on December 31, 2000 for the underlying securities did not exceed the exercise price of the option. Accordingly, there were no in-the-money options at December 31, 2000.

                                                     NUMBER OF SECURITIES UNDERLYING
                                                         UNEXERCISED OPTIONS AT
                                                            DECEMBER 31, 2000
                                                    ---------------------------------
NAME                                                EXERCISABLE         UNEXERCISABLE
----                                                -----------         -------------
Kyle R. Kirkland..................................    56,600               23,150
Dana D. Messina...................................    56,600               23,150
Thomas T. Burzycki................................    12,000                4,000
Bruce A. Stevens..................................    26,400               15,600
Dennis M. Hanson..................................    22,200               16,800
Michael R. Vickrey................................    11,600                2,900
Thomas Kurrer.....................................    19,600                9,400

EMPLOYMENT CONTRACTS

    In January 1999, the Company entered into an Employment Agreement with Kyle
R. Kirkland which provides that until December 31, 2006, unless earlier terminated in accordance with its terms, Mr. Kirkland will serve as Chairman of the Company. In addition to a base salary, Mr. Kirkland may be entitled to receive bonuses and certain other employment benefits each determined annually by the Board of Directors in its discretion.

    In January 1999, the Company entered into an Employment Agreement with Dana
D. Messina which provides that until December 31, 2006, unless earlier terminated in accordance with its terms, Mr. Messina will serve as Chief Executive Officer of the Company. In addition to a base salary, Mr. Messina may be entitled to receive bonuses and certain other employment benefits each determined annually by the Board of Directors in its discretion.

    In July 1996, the Company entered into a Noncompete Agreement with each of Thomas T. Burzycki, Bruce A. Stevens, Dennis M. Hanson and Michael R. Vickrey. The Noncompete Agreements remain in effect for a period of ten years and bar the individual parties thereto from competing with the Company in any geographic region in which the Company then conducts business. Additionally, provided that the individual party thereto refrains from engaging in certain restricted sales of Ordinary Common Stock, each Noncompete Agreement commits the Company to renew the individual party's employment agreement described below for successive one-year periods over the life of the Noncompete Agreement.

    On May 1, 1995, Steinway entered into an Employment Agreement with Bruce A. Stevens. The agreement provides that Mr. Stevens will serve as President of Steinway in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Stevens is eligible to receive bonuses and certain other employment benefits. Mr. Stevens' agreement provides that, in certain circumstances, the Company is obligated to pay up to $340,000, plus the salary for the remainder of his term, to Mr. Stevens upon termination of his employment. This Agreement was subsequently assigned from Steinway to the Company and thereafter amended to automatically renew on an annual basis unless affirmatively terminated.

    On May 1, 1995, Steinway entered into an Employment Agreement with Dennis M. Hanson. The agreement provides that Mr. Hanson will serve as Chief Financial Officer and Secretary in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Hanson is eligible to receive bonuses and certain other employment benefits. Mr. Hanson's agreement provides that, in certain circumstances, the Company is obligated to pay up to $210,000, plus the salary for the remainder of his term, to Mr. Hanson upon termination of his employment. This Agreement was subsequently assigned from Steinway to the Company and thereafter amended to automatically renew on an annual basis unless affirmatively terminated.

    As of May 8, 1989, Steinway entered into an Employment Agreement with Thomas Kurrer that provides that Mr. Kurrer will serve as Managing Director of Steinway's German operations in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Kurrer is eligible to receive bonuses and certain other employment benefits. The agreement automatically renews every three years unless at least 12 months' notice is given by either party.

RETIREMENT PLANS

    The Company maintains separate pension plans for each of its major divisions. The Pension Plan Table set forth below shows estimated annual benefits payable upon retirement (based on the benefit formulas in effect and calculated on a straight life annuity basis, as described below) to persons covered under the Selmer division plan, including the Named Executive Officers, in specified compensation and years of credited service classifications, assuming employment until age 65.

                               PENSION PLAN TABLE

                                                               YEARS OF SERVICE
                                        ---------------------------------------------------------------
FINAL AVERAGE PAY                          5          10         15         20         25         30
-----------------                       --------   --------   --------   --------   --------   --------
$100,000..............................  $ 5,634    $11,268    $16,902    $22,536    $28,169    $33,803
$110,000..............................  $ 6,384    $12,768    $19,152    $25,536    $31,919    $38,303
$120,000..............................  $ 7,134    $14,268    $21,402    $28,536    $35,669    $42,803
$130,000..............................  $ 7,884    $15,768    $23,652    $31,536    $39,419    $47,303
$140,000..............................  $ 8,634    $17,268    $25,902    $34,536    $43,169    $51,803
$150,000..............................  $ 9,384    $18,768    $28,152    $37,536    $46,919    $56,303
$160,000..............................  $10,134    $20,268    $30,402    $40,536    $50,669    $60,803
$170,000..............................  $10,884    $21,768    $32,652    $43,536    $54,419    $65,303

    The Company maintains a qualified defined benefit pension plan for the Selmer division. Benefits accrue on a straight life annuity basis, using a formula that takes into account the five highest consecutive calendar years of compensation (subject to the maximum allowable under the Internal Revenue Code) within the prior ten years of plan participation times years of benefit service up to 40 years. The plan is also integrated with Social Security so that earnings in excess of the Social Security taxable wage base generate additional benefits. The above table assumes a birth year of 1942 in order to calculate the additional Social Security benefit. Mr. Burzycki has 10 years of credited service and Mr. Vickrey has 12 years of service under this plan.

    The primary benefit formula in the Steinway division domestic plan was frozen as of June 30, 1993. The accrued benefit will be a monthly benefit amount payable in the life annuity form equal to the sum of (a) the benefit accrued in accordance with the formula as of June 30, 1993; plus (b) $9 multiplied by benefit years of service completed after June 30, 1993. Mr. Stevens has 15 years of service under the plan with an estimated annual benefit of $29,784. Assuming he continues his employment with the Company until age 65, his estimated annual benefit would be $30,504. Mr. Hanson has 12 years of service under the plan with an estimated annual benefit of $15,312. Assuming his continued employment with the Company until age 65, his estimated monthly benefit would be $17,316. These amounts are based on the pension being paid during the participant's lifetime and would be reduced on an actuarially equivalent basis in the event of a survivor benefit or optional form of payment.

    Mr. Kurrer is entitled to benefits under the Steinway division foreign pension plan. Based on the formula and his 12 years of credited service his estimated annual benefit would be $62,607. At age 63 Mr. Kurrer would receive 36.5% of his annual base income earned in the year prior to retirement. Assuming a 3% increase in annual salary, the estimated annual benefit at age 63 would be $102,038. The figures presented have been converted from Deutsche marks to U.S. dollars based on 2000 average foreign exchange rates.

    Effective January 1, 2001, the Company implemented a non-qualified supplemental executive retirement plan, or SERP, for certain key employees. The Company, in its sole and absolute discretion, may make an annual SERP contribution on behalf of the eligible participants. Total contributions and earnings thereon are then payable in the form of fifteen substantially equal yearly installments beginning at age 65. Participants become fully vested upon the completion of 5 years of service. To date, every SERP participant is fully vested.

COMPENSATION OF DIRECTORS

    Prior to December 31, 2000 members of the Board of Directors of the Company did not receive compensation for their services as directors, but were reimbursed for out-of-pocket expenses incurred in attending meetings. Effective January 1, 2001, the Company will compensate its non-employee directors in the amount of $10,000 annually, $5,000 for every additional Committee and $500 for each meeting attended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Kirkland and Messina serve as the Chairman of the Board and Chief Executive Officer, respectively, of the Company. Each serves on the Compensation and Option Committees of the Board of Directors. See "Certain Relationships and Related Transactions" below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the Company's UMI acquisition, Kirkland Messina, Inc, a merchant banking firm founded by Messrs. Kirkland and Messina, received a fee of $300,000 for assisting in the pre-acquisition due diligence and for providing financial and market analyses and other similar consulting services.

LEGAL PROCEEDINGS INVOLVING DIRECTORS, OFFICERS, AFFILIATES OR BENEFICIAL OWNERS

    No director, officer, affiliate or beneficial owner of the Company, or any associate thereof, is a party adverse to the Company or any of its subsidiaries in any lawsuit nor has a material adverse interest thereto.

    The Company has been informed that the Securities and Exchange Commission's Pacific Regional Office is conducting an investigation as to matters involving Kyle R. Kirkland and other persons not associated with the Company. The Company understands that the investigation is not related to the Company or Mr. Kirkland's position with the Company.

                        REPORT OF THE AUDIT COMMITTEE(1)

    The current members of the Audit Committee (the "Committee") are Chairman Allen and Mr. McMillan each of whom is an "independent director" as defined in Rule 4200 (a) (15) of the National Association of Securities Dealers, Inc. listing standards. The Committee operates pursuant to a written charter (a copy of which is attached hereto as Appendix A). The Committee assists the Board of Directors (the "Board") in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.

    In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors, Deloitte & Touche LLP ("Deloitte & Touche"), a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independent Discussion with Audit Committee), discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and Deloitte & Touche the quality and adequacy of the Company's internal controls. The Committee reviewed with Deloitte & Touche their audit plans, audit scope, and identification of audit risks.

    The Committee discussed and reviewed with Deloitte & Touche all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of Deloitte & Touche's examination of the financial statements.

    During the fiscal year ended December 31, 2000 aggregate fees (including expenses) for the annual audit of the Company's financial statements were approximately $463,200 and other services, including income tax services, were approximately $313,600. Deloitte & Touche did not provide any professional services related to financial information design and implementation. The Committee has considered the level of non-audit services provided by Deloitte & Touche in its deliberation of auditor independence.

    The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2000, with management and Deloitte & Touche. Management has the responsibility for the preparation of the Company's financial statements and Deloitte & Touche have the responsibility for the examination of those statements. Based on these reviews and discussions with management and the Company's independent auditors, the Committee recommended that the Board include the audited consolidated financial statements for the fiscal year ended
December 31, 2000 in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of Deloitte & Touche as the Company's independent auditors and the Board concurred in such recommendation.

                                          AUDIT COMMITTEE:
                                          A. Clinton Allen, Chairman
                                          Peter McMillan

------------------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, the Report of the Audit Committee shall not be incorporated by reference in any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION(1)

COMPENSATION PHILOSOPHY

    The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation while establishing a strong, explicit link between executive compensation and the achievement of the Company's annual and long-term performance goals, rewarding above-average corporate performance, recognizing individual initiative and achievement, and assisting the Company in attracting and retaining highly-skilled management. This philosophy has been adhered to by developing incentive pay programs which provide competitive compensation that mirrors Company performance. Both short-term and long-term incentive compensation are based on direct, explicit links to Company performance and the value received by stockholders.

2000 EXECUTIVE COMPENSATION

    Cash compensation includes base salary and annual bonuses. Base salaries are set at competitive levels, with reference to the responsibilities undertaken by personnel, their experience and geographic market conditions. Annual salary adjustments are determined by reference to the Company's and the individual's performance, as well as marketplace conditions generally. Annual bonuses are awarded based primarily on management's ability to achieve specified earnings levels.

    In September of 2000, the Company successfully completed the acquisition of United Musical Instruments Holdings, Inc., ("UMI") a major U.S. manufacturer of band and orchestral instruments. The Company's existing lender financed the acquisition on highly favorable terms, doubling the Company's borrowing capacity under its revolving line of credit. Based on these results, key employees, including certain Named Executive Officers, were awarded special bonuses for their contribution to this significant acquisition.

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee does not control compensation decisions with respect to the Chairman of the Board and the Chief Executive Officer. The Board of Directors determines these decisions. During the last fiscal year the Board took no action affecting the base salary paid to either the Chairman of the Board or the Chief Executive Officer. Due to the contributions of the Chairman of the Board and Chief Executive Officer in the Company's successful acquisition of UMI, the Board approved special bonuses of $200,000 for Mr. Kirkland and $600,000 for Mr. Messina.

SUMMARY

    After its review of the Company's existing programs, the Compensation Committee believes that the total compensation program for executives of the Company is competitive with the compensation programs provided by other corporations with which the Company competes for management talent. The Compensation Committee also believes that the annual bonuses provide opportunities to participants that are consistent with the returns that are generated on behalf of the Company's stockholders.

LIMITATION OF TAX DEDUCTION FOR EXECUTIVE COMPENSATION

    The Omnibus Budget Reconciliation Act of 1993 (the "Act") prevents publicly traded companies from receiving a tax deduction on compensation paid to proxy-named executive officers in excess of $1 million annually, effective for compensation paid after 1993. Although the Compensation Committee has not adopted a policy relating to the Act, the Compensation Committee believes that there will be little, if any, impact from this limitation to the Company.

                                          COMPENSATION COMMITTEE:
                                          Kyle R. Kirkland
                                          Dana D. Messina
                                          A. Clinton Allen
------------------------
(1) Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, the Report of the Compensation Committee on Executive Compensation shall not be incorporated by reference in any such filings.

                              PERFORMANCE GRAPH(1)

    The following graph compares the Company's cumulative total stockholder return on its Ordinary Common Stock for the period from the Company's IPO on August 1, 1996 to December 31, 2000, with the cumulative total return of the Russell 2000 Stock Index ("The Russell 2000"), and the cumulative total return of a peer group consisting of Baldwin Piano and Organ Co., Harley-Davidson Inc., Boosey & Hawkes PLC and Fleetwood Enterprises. This peer group was selected by management based on the status of each as a manufacturer and distributor of luxury goods. The performance graph assumes a $100 investment on August 1, 1996 in each of the Company's Ordinary Common Stock, The Russell 2000 and the common stock of the selected peer group. The stock price performance shown in this graph is neither necessarily indicative of nor intended to suggest future stock price performance.

                      COMPARATIVE STOCK PRICE PERFORMANCE
                   AMONG STEINWAY MUSICAL INSTRUMENTS, INC.,
                       THE RUSSELL 2000 AND A PEER GROUP

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          STEINWAY MUSICAL INSTRUMENTS, INC.  THE RUSSELL 2000  PEER GROUP
8/1/96                               $100.00           $100.00     $100.00
12/31/96                              $91.45           $113.52     $104.65
12/31/97                             $121.71           $136.82     $130.19
12/31/98                             $136.84           $132.10     $112.90
12/31/99                             $106.58           $158.02     $120.52
12/31/00                              $94.41           $151.38      $63.10

                                         8/1/96    12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
                                        --------   --------   --------   --------   --------   --------
Steinway Musical Instruments, Inc.....  $100.00    $ 91.45    $121.71    $136.84    $106.58    $ 94.41
The Russell 2000......................  $100.00    $113.52    $136.82    $132.10    $158.02    $151.38
Peer Group............................  $100.00    $104.65    $130.19    $112.90    $120.52    $ 63.10

------------------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, this Performance Graph shall not be incorporated by reference in any such filings.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of voting securities of the Company as of January 31, 2001 by
(i) each person known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each of the directors and Named Executive Officers of the Company and (iii) all executive officers and directors of the Company as a group.

                                                  AMOUNT AND                   AMOUNT AND
                                                   NATURE OF                   NATURE OF
                                                  BENEFICIAL                   BENEFICIAL
                                                 OWNERSHIP OF                  OWNERSHIP
                                                   ORDINARY                  CLASS A COMMON
                                                COMMON STOCK(1)   PERCENT       STOCK(1)      PERCENT
                                                ---------------   --------   --------------   --------
American International Group, Inc.............     1,801,131        21.3%            --           --
  70 Pine Street
  New York, New York 10270

John Hancock Financial Services, Inc..........     1,543,553        18.3%            --           --
  200 Clarendon Street
  John Hancock Place
  Boston, MA 02117

Fort Hill Capital LLC.........................       752,090         8.9%            --           --
  2 Jericho Plaza
  Jericho, NY 11753

State Street Research & Management Company....       711,820         8.4%            --           --
  One Financial Center, 30th Floor
  Boston, MA 02111

Directors
  Kyle R. Kirkland(2).........................       196,886         2.3%       226,949         47.5%
  Dana D. Messina(2)..........................       217,571         2.6%       251,004         52.5%
  Thomas T. Burzycki..........................        83,349         1.0%            --           --
  Bruce A. Stevens............................        86,273         1.0%            --           --

Other Executive Officers
  Dennis M. Hanson............................        41,601          .5%            --           --
  Michael R. Vickrey..........................        60,000          .7%            --           --
  Thomas Kurrer...............................        41,601          .5%            --           --

All directors and executive officers as a
  group (7 persons)(2)........................       726,150         8.6%       477,953        100.0%

------------------------

(1) Each share of Ordinary Common Stock has one vote. Each share of Class A Common Stock has 98 votes.

(2) Includes 1,131 shares owned by Kirkland Messina, LLC, which may be deemed to be beneficially owned by both Kyle R. Kirkland and Dana D. Messina.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's Ordinary Common Stock to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission"). Executive officers, directors and 10% stockholders are required by the Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal 2000.

                       SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Deloitte & Touche LLP to serve as the Company's independent auditors to audit the financial statements of the Company for 2001. Deloitte & Touche LLP has served as the Company's independent auditors since 1993. Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS, ON THE ADVICE OF ITS AUDIT COMMITTEE, THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2001.

    Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the selected accountants.

                                 OTHER MATTERS

    The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the proxies according to their best judgment.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals, if any, which may be considered for inclusion in the Company's proxy materials for the 2002 Annual Stockholders Meeting must be received by the Company at its offices at 800 South Street, Suite 305, Waltham, Massachusetts 02453 not later than January 31, 2002.

                                 ANNUAL REPORT

    The Annual Report to Stockholders for 2000 accompanies this Proxy Statement. Stockholders may obtain a copy of this report without charge by writing to Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, Massachusetts 02453, Attn: Corporate Communications, telephone number
(781) 894-9770.

                            AUDIT COMMITTEE CHARTER
                                   APPENDIX A

OBJECTIVE:

    To assist the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation by:

    (1) Reviewing the procedures and results of the Company's external auditing functions and acting as necessary on behalf of the board of directors between board meetings with respect to the Company's audited financial reports, accounting procedures, financial controls and ethical practices.

    (2) Providing a direct communications link to the board of directors from the Company's external auditing staffs and the chief financial officer, and assuring the quality of the company's financial reporting and control systems.

DUTIES AND RESPONSIBILITIES

    The Audit Committee, acting, where applicable, by unanimous consent, shall have the following duties and responsibilities:

     1) Review management's internal control procedures and practices for safeguarding assets, authorizing and recording transactions and complying with company policies and ethical practices and the comments of the external auditors' staff with respect to such policies and practices.

     2) Approve any significant changes in the company's accounting principles or financial reporting practices.

     3) Review the Company's audited or unaudited financial statements including those contained in its annual report on Form 10-K before public distribution.

     4) Review the annual audit plan of the independent auditors. Ensure the receipt from the outside auditors of a formal written statement delineating all relationships between such auditors and the Company, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with such auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of such auditors; and take, or recommend that the full board take, appropriate action to ensure the independence of such outside auditors.

     5) Meet with the independent auditors prior to the release to the general public of any earnings information for fiscal quarters and year end.

     6) Insure that the outside auditor's ultimate accountability remains to the board of directors and the Audit Committee, as representatives of the shareholders.

     7) Review the Company's annual audit findings and management's implementation of external auditors' recommendations.

     8) Review the Company's organization to accomplish management's financial reporting and control responsibilities.

     9) Review compliance with applicable regulatory and financial reporting requirements.

    10) Conduct such other reviews as are necessary or advisable to discharge the foregoing responsibilities.

    11) Review and reassess, on an annual basis, the adequacy of this Audit Committee Charter.

    12) Recommend annually to the board of directors the firm of independent auditors to examine the Company's financial statements.

    13) Meet quarterly, or more frequently as needed, to carry out the foregoing duties and responsibilities.

    14) Report to the board of directors at the next meeting after each Audit Committee meeting.

MEMBERSHIP

    (1) The Audit Committee shall be comprised of directors (at least three in number by June 30, 2001) who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange.

    (2) The board of directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

                       STEINWAY MUSICAL INSTRUMENTS INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2001

    The undersigned stockholder of Steinway Musical Instruments, Inc. (the "Company"), hereby appoints each of Dana D. Messina and Dennis M. Hanson attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Double Tree Guest Suites, 550 Winter St., Waltham, Massachusetts 02451, on May 4, 2001 at 10:00 a.m., and at any adjournment of said meeting, all of the shares of Ordinary Common Stock which the undersigned may be entitled to vote.

    The Board of Directors recommends a vote FOR the nominees named below and FOR ratification of the accountants named on the reverse side, and if no specification is made, the shares will be voted FOR the election of the nominees named herein, and FOR the ratification of the accountants. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report furnished herewith.

1.   Election of Directors  FOR all nominees  WITHHOLD AUTHORITY                               *Exceptions / /
                            listed            to vote for all nominees listed below / /
                            below / /

        Nominees: Kyle R. Kirkland, Dana D. Messina, Thomas T. Burzycki,
               Bruce A. Stevens, A. Clinton Allen, Peter McMillan

 (*Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

--------------------------------------------------------------------------------

                          (CONTINUED ON REVERSE SIDE)

2. Ratification of Deloitte & Touche LLP to serve as the Company's independent public accountants to audit the financial statements of the Company for 2001.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.  At their discretion regarding other matters presented at the Annual Meeting.

                                             Dated _____________________________

                                             ___________________________________
                                                         (Signature)

                                             ___________________________________
                                                         (Signature)